Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: David Tucker 281-406-2370
February 26, 2008
Parker Drilling Reports Company-Record Results for 2007
EBITDA Up 28% on 12% Revenue Growth
HOUSTON, February 26, 2008 — Parker Drilling Company (NYSE: PKD), a global drilling contractor and service provider, today reported strong financial and operating results for the three and twelve months ended December 31, 2007. Highlights for 2007 include:
•	Record company revenues of $654.6 million, a 12 percent increase over the prior year;

•	Record earnings before interest, taxes, depreciation and amortization (EBITDA) of $261.8 million, a 28 percent increase over the prior year;

•	Record net income of $104.1 million, a 28 percent increase over the prior year;

•	Record EBITDA for U.S. barge rig operations of $128.7 million, a 23 percent increase over 2006;

•	Record EBITDA for Quail Tools of $83.7 million for the year, an 11 percent increase over 2006, and record quarterly EBITDA of $25.0 million;

•	Fourth quarter 2007 international land rig utilization of 83 percent, nearly double the 46 percent in the fourth quarter last year; and

•	A company-best safety mark of 0.81 Total Recordable Incident Rate (TRIR) for 2007, below last year's record 0.86 TRIR. TRIR is a workplace safety indicator standard used in the drilling industry.
Robert L. Parker Jr., chairman and chief executive officer of Parker Drilling, said: "Parker delivered another solid quarter and outstanding results for the year 2007, our fifth consecutive year of rising revenues, net income and EBITDA, driven by strong performances across our diverse businesses of contract drilling, project management and rental tool services. Our ability to anticipate the geographic and technological needs of our customers continues to be a key contributing factor in our success, and will be the principal driver of our long-term strategies.";
For the year ended December 31, 2007, Parker reported revenues of $654.6 million and net income of $104.1 million or $0.94 per diluted share. This compares to revenues of $586.4 million and net income of $81.0 million or $0.75 per diluted share for the year ended December 31, 2006. Non-routine items in 2007 resulted in a net benefit of $9.1 million or $0.08 per diluted share and included after–tax gain of $0.07 per diluted share from the sale of two workover barge rigs in January, a non-cash FIN 48 tax benefit of $0.18 per diluted share related to the Kazakhstan tax payment in December, a $0.16 per diluted share reserve relating to the joint venture operations in Saudi Arabia and after-tax charges of $0.01 per diluted share for debt extinguishment and other items. Net income for 2006 included income from non-routine items of $0.14 per diluted share. The details of the non-routine items for the year and the quarter are available on Parker's website and can be viewed or downloaded by going to "Investor Relations" and then to "Reconciliation of Non-Routine Items".
For the year ended December 31, 2007 total EBITDA was $261.8 million, a 28 percent increase over the $205.0 million reported for 2006. The details of the EBITDA calculation, a non-GAAP financial measure, for the current and prior periods are defined and reconciled later in this press release to their most directly comparable GAAP financial measure.
Capital expenditures for the year ended December 31, 2007 totaled $242.1 million. The Company's cash and cash equivalents totaled $60.1 million and total debt was $373.7 million at December 31, 2007.
Fourth Quarter Earnings and Financial Review
For the three months ended December 31, 2007, Parker reported earnings of $34.6 million, or $0.31 per diluted share, on revenues of $180.8 million. This compares to revenues of $146.3 million and net income of $37.2 million or $0.34 per diluted share for the fourth quarter of 2006. Net income in the fourth quarter 2007 included a loss of $8.4 million or $0.07 per diluted share related to the financial results from operations of the Saudi Arabia joint venture. It also included net non-routine income of $0.08 per diluted share or $8.6 million, consisting of a $17.6 million reserve relating to the joint venture operations in Saudi Arabia and a $25.6 million FIN 48 tax benefit. Net income in the fourth quarter of 2006 included net non-routine income of $0.12 per diluted share or $12.8 million, of which $12.6 million was non-cash deferred taxes.
EBITDA was $69.7 million for the fourth quarter of 2007, 35 percent higher than the $51.7 million reported in the fourth quarter of 2006. Higher utilization and dayrates resulted in a 91 percent EBITDA improvement for international operations. Quail Tools, Parker's drilling and production rental tools subsidiary, achieved record EBITDA of $25.0 million, which exceeded the record set in the third quarter of 2007 by 20 percent. Average utilization for barge rigs drilling in the Gulf of Mexico transition zone for the fourth quarter 2007 of 83 percent remained unchanged from the third quarter 2007 and was a substantial increase from the 68 percent reported for the fourth quarter 2006. Current barge rig utilization is 81 percent, as an intermediate barge rig entered the shipyard in December for modification and upgrades. The Company's deep drilling barge dayrates in the Gulf of Mexico averaged $43,900 per day for the fourth quarter 2007, down nine percent from the third quarter. (Average dayrates for each classification of barge by quarter are available on Parker's website and can be viewed or downloaded by going to "Investor Relations" and then to "Dayrates — GOM.")
The average utilization of international land rigs for the fourth quarter 2007 increased to 83 percent, up from the 75 percent reported for the third quarter 2007 and nearly doubling the 46 percent in the fourth quarter 2006. Current international utilization is 79 percent.

As previously disclosed in our periodic filings, the joint venture operations in Saudi Arabia have experienced delays and unanticipated costs. Due to these issues, contractual deadlines regarding the commencement of drilling operations for the rigs have not been met.  In addition, the joint venture has incurred and continues to incur significant capital costs and equipment rental fees to expedite commissioning and continued operation of the rigs and is in discussions with its customer, Saudi Aramco, to resolve the timing and cost issues associated with the project.
Kazakhstan Tax Update
Parker's Kazakhstan subsidiary received notice yesterday of a decision from the Atyrau Economic Court canceling the previous assessment of approximately $33 million of interest dating back to 2000 and requiring a recalculation of the interest assessment from October 12, 2005, through December 12, 2007, the date the principal amount of the tax was paid.  Although the subsidiary believes that there is factual and legal support for this decision, it is anticipated that the Ministry of Finance will appeal this decision.
Summary
Parker continued, "We continue to realize the substantial benefits of repositioning our international land fleet to long-term contracts with strong margins in markets with long-term visibility for growth. Demand in international land markets is solid, and we expect continued strength from this business, considering the fourth quarter announcement of new contracts in Mexico and Kazakhstan.
"Quail Tools continued its outstanding performance, as fourth quarter EBITDA significantly exceeded third quarter's record results. Quail is reaping substantial benefits from the increasing deepwater activity in the Gulf of Mexico, and is also seeing an upswing in contributions from its Williston Basin and Barnett Shale markets. We continue to remain confident in the strength of this segment.
"Our U.S. barge rig segment completed the fourth quarter of 2007 with strong results. In the near term, we expect our U.S. barge segment to remain active. Deep barge dayrates have leveled off and 90 percent of the deep barge fleet is committed through the first quarter. We expect our intermediate barge rig segment to experience some weakness in the first half of 2008.
As we enter 2008, we will continue to lead the industry in innovation with our new rig designs, will push our operational performance to new heights in efficiency and safety, and will grow in accordance with our disciplined strategic plan. This constant evolution of our high-performance drilling solutions is the hallmark of Parker Drilling's ability to anticipate the needs of our customers around the world. I am confident that this level of performance will result in strong returns from across our operating segments."
Parker Drilling has scheduled a conference call at 9 a.m. CST (10 a.m. EST) on Tuesday, Feb. 26, 2008 to discuss fourth quarter and year-end 2007 results. Those interested in participating in the call may dial in at 303-262-2075. The conference call replay can be accessed from Feb. 26 through March 4 by dialing (800) 405-2236 and using the access code 11107527#. Alternatively, the call can be accessed live through the investor relations section of the Company's website at http://www.parkerdrilling.com and will be archived on the site for 12 months.
This release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Acts. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including earnings per share guidance, the outlook for rig utilization and dayrates, general industry conditions including demand for drilling and customer spending, competitive advantages including cost effective integrated solutions, future technological innovation, future operating results of the Company's rigs and rental tool operations, capital expenditures, expansion and growth opportunities, asset sales, successful negotiation of contracts, strengthening of financial position, increase in market share and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this release are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. For a detailed discussion of risk factors that could cause actual results to differ materially from the Company's expectations, please refer to the Company's reports filed with the SEC, and in particular, the report on Form 10-K for the year ended December 31, 2006. Each forward-looking statement speaks only as of the date of this release, and the Company undertakes no obligation to publicly update or revise any forward- looking statement.

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)

	December 31, 2007	December 31, 2006
	(Dollars in Thousands)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$60,124	$92,203
Marketable Securities	—	62,920
Accounts and Notes Receivable, Net	166,706	112,359
Rig Materials and Supplies	24,264	15,000
Deferred Costs	7,795	6,662
Deferred Income Taxes	9,423	17,307
Other Current Assets	54,871	11,123

TOTAL CURRENT ASSETS	323,183	317,574

PROPERTY, PLANT AND EQUIPMENT, NET	585,888	435,473

OTHER ASSETS
Goodwill	100,315	100,315
Deferred Taxes	40,121	13,405
Other Assets	19,663	34,534

TOTAL OTHER ASSETS	160,099	148,254

TOTAL ASSETS	$1,069,170	$901,301

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Debt	$20,000	$—
Accounts Payable and Accrued Liabilities	104,180	101,903

TOTAL CURRENT LIABILITIES	124,180	101,903

LONG-TERM DEBT	353,721	329,368

LONG-TERM DEFERRED TAXES	227	—

OTHER LIABILITIES	56,318	10,931

STOCKHOLDERS' EQUITY	534,724	459,099

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,069,170	$901,301

Current Ratio	2.60	3.12

Total Debt as a Percent of Capitalization	41%	42%

Book Value Per Common Share	$4.78	$4.21

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(Dollars in Thousands)		(Dollars in Thousands)
DRILLING AND RENTAL REVENUES
U.S. Drilling	$52,164	$55,928	$231,139	$191,225
International Drilling	87,536	58,809	285,403	273,216
Rental Tools	41,126	31,593	138,031	121,994

TOTAL DRILLING AND RENTAL REVENUES	180,826	146,330	654,573	586,435

DRILLING AND RENTAL OPERATING EXPENSES
U.S. Drilling	21,453	25,234	98,393	83,462
International Drilling	67,261	48,204	215,279	219,710
Rental Tools	16,114	12,666	54,377	46,454
Depreciation and Amortization	25,059	17,605	85,803	69,270

TOTAL DRILLING AND RENTAL OPERATING EXPENSES	129,887	103,709	453,852	418,896

DRILLING AND RENTAL OPERATING INCOME	50,939	42,621	200,721	167,539

General and Administrative Expense	(6,328)	(8,525)	(24,708)	(31,786)
Provision for Reduction in Carrying Value of Certain Assets	(371)	—	(1,462)	—
Gain on Disposition of Assets, Net	(784)	672	16,432	7,573

TOTAL OPERATING INCOME	43,456	34,768	190,983	143,326

OTHER INCOME AND (EXPENSE)
Interest Expense	(5,266)	(6,375)	(25,157)	(31,598)
Change in Fair Value of Derivative Position	—	(126)	(671)	40
Interest Income	902	1,997	6,478	7,963
Loss on Extinguishment of Debt	—	—	(2,396)	(1,912)
Equity in Loss of Unconsolidated Joint Venture, Net of Taxes	(25,978)	—	(27,101)	—
Other Income (Expense) — Net	78	950	(335)	(384)

TOTAL OTHER INCOME AND (EXPENSE)	(30,264)	(3,554)	(49,182)	(25,891)

INCOME BEFORE INCOME TAXES	13,192	31,214	141,801	117,435

INCOME TAX EXPENSE (BENEFIT)
Current Tax Expense (Benefit)	(25,621)	9,962	17,602	20,654
Deferred Tax Expense (Benefit)	4,242	(15,916)	20,121	15,755

TOTAL INCOME TAX EXPENSE (BENEFIT)	(21,379)	(5,954)	37,723	36,409

NET INCOME	$34,571	$37,168	$104,078	$81,026

EARNINGS PER SHARE — BASIC
Net Income	$.31	$0.35	$0.95	$0.76

EARNINGS PER SHARE — DILUTED
Net Income	$.31	$0.34	$0.94	$0.75

AVERAGE COMMON SHARES OUTSTANDING
Basic	110,350,218	107,379,371	109,542,364	106,552,015
Diluted	111,392,786	108,751,555	110,856,694	108,138,384

PARKER DRILLING COMPANY AND SUBSIDIARIES
Selected Financial Data
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2007	2006	2007
	(Dollars in Thousands)
DRILLING AND RENTAL REVENUES
U.S. Offshore Drilling	$52,164	$51,128	$58,197
U.S. Land Drilling	—	4,800	1,503
International Land Drilling	79,393	49,146	66,976
International Offshore Drilling	8,143	9,663	10,021
Rental Tools	41,126	31,593	35,500

Total Drilling and Rental Revenues	180,826	146,330	172,197

DRILLING AND RENTAL OPERATING EXPENSES
U.S. Offshore Drilling	21,453	22,491	24,457
U.S. Land Drilling	—	2,743	1,106
International Land Drilling	61,819	40,508	44,966
International Offshore Drilling	5,442	7,696	6,652
Rental Tools	16,114	12,666	14,579

Total Drilling and Rental Operating Expenses	104,828	86,104	91,760

DRILLING AND RENTAL OPERATING INCOME
U.S. Offshore Drilling	30,711	28,637	33,740
U.S. Land Drilling	—	2,057	397
International Land Drilling	17,574	8,638	22,010
International Offshore Drilling	2,701	1,967	3,369
Rental Tools	25,012	18,927	20,921
Depreciation and Amortization	(25,059)	(17,605)	(23,043)

Total Drilling and Rental Operating Income	50,939	42,621	57,394

General and Administrative Expense	(6,328)	(8,525)	(6,246)
Provision for Reduction in Carrying Value of Certain Assets	(371)	—	(1,091)
Gain on Disposition of Assets, Net	(784)	672	543

TOTAL OPERATING INCOME	$43,456	$34,768	$50,600

Marketable Rig Count Summary
As of December 31, 2007

Total
U.S. Gulf of Mexico Barge Rigs
Workover	3
Intermediate	3
Deep	10

Total U.S. Gulf of Mexico Barge Rigs	16

International Land Rigs
Asia Pacific	9
Africa — Middle East	3
Latin America	8
CIS	8

Total International Land Rigs	28
International Barge Rigs
Mexico	1
Caspian Sea	1

Total International Barge Rigs	2

Total Marketable Rigs	46

Adjusted EBITDA
(Unaudited)

	Three Months Ending
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
Income from Continuing Operations	$34,571	$22,653	$16,860	$29,994	$37,168	$18,639	$13,761	$11,458	$56,707	$18,073	$20,194
Adjustments:
Income Tax Expense (Benefit)	(19,230)	19,180	15,813	24,109	(5,954)	13,173	14,694	14,496	(39,087)	2,165	3,486
Total Other Income and Expense	30,264	8,767	4,231	5,920	3,554	8,741	5,731	7,865	10,251	9,627	15,140
Loss/(Gain) on Disposition of Assets, Net	784	(543)	(269)	(16,404)	(672)	(4,328)	(2,125)	(448)	(3,185)	(5,943)	(15,898)
Depreciation and Amortization	25,059	23,043	19,642	18,059	17,605	16,993	17,715	16,957	16,619	16,563	17,146
Provision for Reduction in Carrying Value	371	1,091	—	—	—	—	—	—	2,584	2,300	—

Adjusted EBITDA	$69,670	$74,191	$56,277	$61,678	$51,701	$53,218	$49,776	$50,328	$43,889	$42,785	$40,068